EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos.: 333-36156, 333-36156, 333-131723, 333-157177, 333-194090) dated May 3, 2000, May 9, 2000, February 10, 2006, February 9, 2009, and February 24, 2014, respectively, of Cisco Systems, Inc. and on Form S-8 (Nos.: 33-63331, 33-64283, 333-64283 [Post Eff.], 333-01069, 333-02101, 333-05447 [Post Eff.], 333-09903, 333-14383, 333-14661, 333-14679, 333-16577, 333-17287, 333-24741, 333-33613, 333-33619, 333-35805, 333-01069 [Post Eff.], 333-34849 [Post Eff.], 33-40509 [Post Eff.], 33-44221 [Post Eff.], 33-71860 [Post Eff.], 33-87096 [Post Eff.], 333-42249, 333-47159, 333-48949, 333-48949 [Post Eff.], 333-51093, 333-51315, 333-42249 [Post Eff.], 333-64651, 333-65871,333-68335, 333-69117, 333-74237, 333-79717, 333-79721, 333-81971, 333-83045, 333-83277, 333-88695, 333-88699, 333-88831, 333-90883, 333-90885, 333-83227 [Post Eff.], 333-91813, 333-91911, 333-93283, 333-93281, 333-96203, 333-35246, 333-36124, 333-36414, 333-39108, 333-39902, 333-43120, 333-43632, 333-45478, 333-51114, 333-54248, 333-55742, 333-56224, 333-56756, 333-56916, 333-58556, 333-76184, 333-42249 [Post Eff.], 333-91258, 333-96797, 333-42249 [Post Eff.], 333-105300, 333-106284, 333-111977, 333-111995, 333-113993, 333-114558, 333-118238, 333-119954, 333-120064, 333-120843, 333-120844, 333-121307, 333-122946, 333-123872, 333-125568, 333-125573, 333-126430, 333-126841, 333-128755, 333-129719, 333-132050, 333-133436, 333-135687, 333-137653, 333-137654, 333-139175, 333-140069, 333-141123, 333-141945, 333-142332, 333-142333, 333-143389, 333-143506, 333-143997, 333-144305, 333-147522, 333-147523, 333-147763, 333-148576, 333-153248, 333-153808, 333-155494, 333-157368, 333-159679, 333-159681, 333-163864, 333-163953, 333-163954, 333-167430, 333-168364, 333-169653, 333-169655, 333-171659, 333-173061, 333-173062, 333-174715, 333-176862, 333-178266, 333-180455, 333-180458, 333-181082, 333-185592, 333-185594, 333-185597, 333-185663, 333-185666, 333-185667, 333-186100, 333-187090, 333-189354, 333-189931, 333-190733, 333-191866, 333-192055, 333-193217, 333-196968, and 333-196970) dated October 11, 1995, November 15, 1995, February 20, 1996, February 20, 1996, April 1, 1996, July 29, 1996, August 9, 1996, October 18, 1996, October 23, 1996, October 23, 1996, November 21, 1996, December 5, 1996, April 8, 1997, August 14, 1997, August 14, 1997, September 17, 1997, December 10, 1997, December 10, 1997, December 10, 1997, December 10, 1997, December 10, 1997, December 10, 1997, December 15, 1997, March 2, 1998, March 31, 1998, April 13, 1998, April 27, 1998, April 29, 1998, September 28, 1998, September 29, 1998, October 19, 1998, December 3, 1998, December 17, 1998, March 11, 1999, June 1, 1999, June 1, 1999, June 30, 1999, July 16, 1999, July 20, 1999, October 8, 1999, October 8, 1999, October 12, 1999, November 12, 1999, November 12, 1999, November 12, 1999, November 30, 1999, December 1, 1999, December 21, 1999, December 21, 1999, February 4, 2000, April 20, 2000, May 2, 2000, May 5, 2000, June 12, 2000, June 22, 2000, August 4, 2000, August 11, 2000, September 8, 2000, December 1, 2000, January 24, 2001, February 16, 2001, February 26, 2001, March 8, 2001, March 12, 2001, April 9, 2001, January 2, 2002, June 25, 2002, June 26, 2002, July 19, 2002, August 20, 2002, May 15, 2003, June 19, 2003, January 16, 2004, January 16, 2004, March 29, 2004, April 19, 2004, August 13, 2004, October 26, 2004, October 29, 2004, November 30, 2004, November 30, 2004, December 16, 2004, February 22, 2005, April 6, 2005, June 6, 2005, June 6, 2005, July 6, 2005, July 25, 2005, September 30, 2005, November 15, 2005, February 27, 2006, April 20, 2006, July 11, 2006, September 28, 2006, September 28, 2006, December 7, 2006, January 18, 2007, March 7, 2007, April 6, 2007, April 24, 2007, April 24, 2007, May 31, 2007, June 5, 2007, June 22, 2007, July 3, 2007, November 20, 2007, November 20, 2007, December 3, 2007, January 10, 2008, August 29, 2008, October 2, 2008, November 20, 2008, February 17, 2009, June 2, 2009, June 2, 2009, December 18, 2009, December 23, 2009, December 23, 2009, June 10, 2010, July 28, 2010, September 29, 2010, September 29, 2010, January 12, 2011, March 25, 2011, March 25, 2011, June 3, 2011, September 16, 2011, December 1, 2011, March 29, 2012, March 29, 2012, May 1, 2012, December 20, 2012, December 20, 2012, December 20, 2012, December 24, 2012, December 24, 2012, December 24, 2012, January 18, 2013, March 6, 2013, June 14, 2013, July 12, 2013, August 20, 2013, October 23, 2013, November 1, 2013, January 7, 2014, June 23, 2014, and June 23, 2014, respectively, of Cisco Systems, Inc. of our report dated September 9, 2014 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PRICEWATERHOUSECOOPERS LLP
San Jose, California
September 9, 2014